Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and

Board of Trustees of

Federated Equity Funds:

We consent to the use of our reports dated December 23, 2011, with respect to the financial statements of Federated Capital Appreciation Fund, a portfolio of Federated Equity Funds, as of October 31, 2011, incorporated herein by reference in the prospectus/proxy statement filed in form N-14.

Boston, Massachusetts

December 12, 2012